Exhibit 99.2
Hercules Capital Declares a Total Cash Distribution of $0.47 per Share for the Third Quarter 2025

The Total Cash Distribution of $0.47 per Share for the Third Quarter 2025 is Comprised of a $0.40 per Share Base Distribution and $0.07 per Share Supplemental Distribution

SAN MATEO, Calif., October 28, 2025 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules,” “Hercules Capital,” or the “Company”), the largest and leading specialty finance provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, is pleased to announce that its Board of Directors has declared a third quarter 2025 total cash distribution of $0.47 per share. The following shows the key dates of the third quarter 2025 distribution payment:

Record Date        November 12, 2025
Payment Date    November 19, 2025

Hercules' Board of Directors maintains a variable distribution policy with the objective of distributing four quarterly distributions in an amount that approximates 90% to 100% of the Company’s taxable quarterly income or potential annual income for a particular year. In addition, during the year, the Company’s Board of Directors may choose to pay additional supplemental distributions, so that the Company may distribute approximately all its annual taxable income in the year it was earned, or it can elect to maintain the option to spill over the excess taxable income into the coming year for future distribution payments.

The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of its distributions for a full year. Of the distributions declared during the quarter ended September 30, 2025, 100% were distributions derived from the Company’s current earnings and profits. There can be no certainty to stockholders that this determination is representative of the tax attributes of the Company’s 2025 full year distributions to stockholders.

Pursuant to Internal Revenue Code Section 871(k), certain funds generate “Qualified Interest Income” (QII) that may be exempt for U.S. withholding tax on foreign accounts. A regulated investment company (“RIC”) is permitted to designate distributions of QII as exempt from U.S. withholding tax when paid to non-U.S. shareholders with proper documentation.

The percentage of QII for distributions declared year-to-date ending September 30, 2025 on Hercules’ common stock is 79.05%.

Exhibit 99.2
About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology and life sciences industries. Since inception (December 2003), Hercules has committed more than $25 billion to over 700 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call (650) 289-3060.

Hercules, through its wholly owned subsidiary business, Hercules Adviser LLC (the “Adviser Subsidiary”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). The Adviser Subsidiary is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are made only as of the date hereof. Hercules assumes no obligation to update any such statements in the future.

Contact:

Michael Hara
Investor Relations and Corporate Communications
Hercules Capital, Inc.
(650) 433-5578
mhara@htgc.com